Exhibit 8.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP ONE MANHATTAN WEST NEW YORK, NY 10001 ----------- TEL: (212) 735-3000 FAX: (212) 735-2000 September 6, 2023

FIRM/AFFILIATE OFFICES

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BOSTON

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Bridgetown Holdings Limited c/o 38/F Champion Tower 3 Garden Road, Central Hong Kong

RE:     U.S. Federal Income Tax Considerations

Ladies and Gentlemen:

We have acted as United States tax counsel to Bridgetown Holdings Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Bridgetown”), in connection with the Business Combination Agreement, dated as of May 25, 2023 (as may be amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), by and among MoneyHero Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), Bridgetown, Gemini Merger Sub 1 Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct and wholly-owned subsidiary of PubCo (“Bridgetown Merger Sub”), Gemini Merger 2 Sub Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo, and CompareAsia Group Capital Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands, which, among other things, provides for Bridgetown to be merged with and into Bridgetown Merger Sub, with Bridgetown Merger Sub surviving as a direct and wholly-owned subsidiary of PubCo (the “Initial Merger”). This opinion is being delivered in connection with the Registration Statement of PubCo (CIK No. 0001974044) on Form F-4 confidentially submitted to the Securities and Exchange Commission (the “SEC”) filed on June 5, 2023, as amended and supplemented through the date hereof (the “Registration Statement”).

Bridgetown Holdings Limited.

September 6, 2023

In rendering the opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness of the facts, information, factual representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, of (i) the Business Combination Agreement, (ii) the Registration Statement, and (iii) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have assumed that the transactions contemplated by the foregoing documents have been or will be consummated in accordance with the operative documents and that such documents accurately and completely reflect the material facts of such transactions. In addition, we have relied upon the accuracy and completeness of certain statements, factual representations, covenants and agreements made by Bridgetown, including the accuracy and completeness of all factual representations and covenants set forth in a certificate dated as of the date hereof from an officer of Bridgetown (the “Officer’s Certificate”). For purposes of rendering our opinion, we have assumed that such statements, factual representations, covenants and agreements are, and will continue to be, including through the completion of the transactions contemplated by the Business Combination Agreement, true and correct without regard to any qualification as to knowledge or belief. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, factual representations, covenants and agreements set forth in the documents referred to above and the statements, factual representations, covenants and agreements made by Bridgetown, including those set forth in the Officer’s Certificate.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents. We have assumed that such documents, certificates, and records are duly authorized, valid, and enforceable. In making our examination of documents, we have assumed that the parties thereto had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. The conclusions set forth herein are based on our analysis and interpretation of the applicable authorities and our views regarding the most appropriate interpretation of such authorities as applicable to the facts of the Initial Merger. Moreover, there is no authority directly addressing the treatment for U.S. federal income tax purposes of the particular facts of the Initial Merger, and accordingly that treatment is not entirely clear. There can be no assurance that our opinion will be accepted by the Service or, if challenged, by a court.

Bridgetown Holdings Limited.

September 6, 2023

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading “U.S. Federal Income Tax Considerations,” we are of the opinion that, for U.S. federal income tax purposes: (i) the Initial Merger should qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code and thus be treated as if Bridgetown transferred all of its assets and liabilities to PubCo in exchange for all of the outstanding PubCo Securities (as defined in the Registration Statement) and then distributed the PubCo Securities to the holders of Bridgetown Securities in liquidation of Bridgetown, and as a result (ii) U.S. Holders (as defined in the Registration Statement) of Bridgetown Securities (as defined in the Registration Statement) should generally not recognize gain or loss as a result of the Initial Merger. We express no opinion on the potential United States federal income tax consequences of the Initial Merger pursuant to Section 367 of the Code or the passive foreign investment company rules.

Except as expressly set forth above, we express no other opinion. This opinion is being delivered prior to the consummation of the Initial Merger and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, factual representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. No assurances can be given that future legislative, judicial, or administrative changes, on either a prospective or a retroactive basis, or future factual developments, would not adversely affect the accuracy of the conclusion stated herein.

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the heading “U.S. Federal Income Tax Considerations” in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP